Exhibit 10.1

Form of

Viatris Inc. 2020 Stock Incentive Plan

Section 1. Purpose. The purpose of the Viatris Inc. 2020 Stock Incentive Plan (the “Plan”) is to incentivize employees, non-employee Directors and other service providers of the Company and its Affiliates by making available to them the benefits of equity-based and other incentive awards, as the Company believes that these incentives assist in the recruitment and retention of employees, non-employee Directors and other service providers and stimulate the efforts of these service providers towards the success of the Company and its Affiliates.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. Except as limited by Section 5 of the Plan, the employees, non-employee Directors and other Service Providers of such entity or Person described in (i) or (ii) above are eligible to participate in the Plan, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Performance Share Award, Performance Cash Award, Total Shareholder Return Unit or Other Stock Unit Award, or Dividend Equivalents or Dividend Equivalent Units with respect to any of the foregoing, if applicable, or any other right, interest or option relating to Shares issued and delivered pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company or the Participant.

(d) “Board” shall mean the Company’s Board of Directors.

(e) “BCA” shall mean the Business Combination Agreement by and among Pfizer Inc., the Company, Mylan N.V. and the other parties thereto, as amended.

(f) “Cause” shall mean, unless otherwise set forth in an applicable award agreement, (i) a willful breach of duty in the course of service or employment or (ii) commission of an act that constitutes a felony (other than a traffic-related offense) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States. No act or failure to act shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company and its Affiliates; provided, however, that to the extent a Participant is also eligible to receive benefits pursuant to any plan or individual agreement of or with the Company or an Affiliate that provides for separation or severance benefits upon a termination without “cause,” the definition of “cause” in such other plan or agreement shall apply.

(g) “Change in Control” shall mean the consummation of any of the following events:

(i) at any time during the initial twelve-month period following the Effective Date and each successive twelve-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors, provided that any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”);

(ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder), shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 30% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition;

(iii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the “beneficial owners” (as used in SEC Regulation 13d-3 (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act) (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company are Continuing Directors; or

(iv) approval by the stockholders of the Company of the complete liquidation of the Company.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” shall mean the Compensation Committee of the Board or such other persons or committee to whom it has delegated any authority, as may be appropriate.

(j) “Company” shall mean Viatris Inc., a Delaware corporation.

(k) “Director” or “Non-Employee Director” shall mean a member of the Board.

(l) “Dividend Equivalents” are equal to the dividends with respect to a Share of Company stock underlying an Award. Dividends and Dividend Equivalents that can be earned with respect to an Award may be accumulated, but shall only become payable if and to the extent the underlying Award is vested, and shall be subject to the same restrictions and risk of forfeiture as the underlying Award.

(m) “Dividend Equivalent Units” (“DEUs”) are a credit to an individual’s Award equivalent to the amount of dividends that would be paid on the same number of actual Shares underlying such Award. “DEUs” are “reinvested” and become additional Awards. Dividends and DEUs that can be earned with respect to an Award may be accumulated, but shall only become payable if and to the extent the underlying Award is vested, and shall be subject to the same restrictions and risk of forfeiture as the underlying Award.

(n) “Effective Date” shall mean the date of the Distribution as defined in the BCA.

(o) “Employee” shall mean any employee of the Company or any Affiliate.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” shall mean, with respect to Shares, as of any date, the closing price for the Shares as reported on the NASDAQ Global Select Market (or such other national exchange on which the Company maintains its primary listing at such time) for that date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported, unless otherwise determined by the Committee. For purposes of achieving an exemption from Section 409A in the case of affected Participants governed by Section 409A, Fair Market Value of the Shares shall be determined in a manner consistent with Section 409A and any applicable regulations.

(r) “Grant Date” shall mean the date on which an Award is granted.

(s) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Key Employee” shall mean an Employee treated as a “specified employee” as of his or her Separation from Service under Section 409A of the Code. Key Employees shall be determined under rules adopted by the Company in accordance with Section 409A. Notwithstanding the foregoing, the Committee may, under the alternative permissible methods allowable under Section 409A, adopt an alternative identification and effective date for purposes of determining which employees are Key Employees.

(u) “Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(v) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(w) “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10.

(x) “Participant” shall mean an Employee, Non-Employee Director or other Service Provider who is selected by the Committee, the Board or their authorized designees from time to time in their sole discretion to receive an Award under the Plan.

(y) “Performance Award” shall mean any Award (which shall include Performance Shares or Performance Cash) granted pursuant to Section 9, containing performance goals to be achieved as established by the Committee.

(z) “Performance Cash” shall mean any grant pursuant to Section 9 of a cash-denominated award, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period established by the Committee with respect to such grant.

(aa) “Performance Period” shall mean a period, as established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb) “Performance Share Award” or “PSA” shall mean an award of a Performance Share Units under Section 9.

(cc) “Performance Share Units” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period established by the Committee with respect to such grant.

(dd) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(ee) “Restricted Stock” shall mean any Share issued pursuant to Section 8 with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole and absolute discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends subject to the requirements of Section 2(l) of the Plan), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ff) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

(gg) “Restricted Stock Unit” or “RSU” shall mean any unit issued pursuant to Section 8 representing a Share with such restrictions as the Committee, in its sole and absolute discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, and which shall have the right to receive DEUs subject to the requirements of Section 2(m) of the Plan as determined by the Committee.

(hh) “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under Section 8.

(ii) “Restriction Period” shall mean the period of time as specified by the Committee, before Restricted Shares, Restricted Stock Units or Other Stock Unit Awards become non-forfeitable and issuable to a Participant within the meaning of Sections 8 and 10.

(jj) “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Department of the Treasury or Internal Revenue Service.

(kk) “Separation from Service” shall mean a “separation from service” within the meaning of Section 409A.

(ll) “Service Provider” shall mean a consultant or advisor within the meaning of Form S-8 promulgated under the Securities Act of 1933, as amended.

(mm) “Shares” shall mean the shares of common stock of the Company.

(nn) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the Grant Date, or if granted in connection with an outstanding Option on the Grant Date of the related Option, as specified by the Committee in its sole and absolute discretion, which, except in connection with an adjustment provided in Section 4(d), shall not be less than the Fair Market Value of one Share on such Grant Date of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole and absolute discretion, shall determine.

(oo) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution, replacement or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate (or ultimate parent of such company) or with which the Company or an Affiliate combines.

(pp) “Total and Permanent Disability” shall mean total and permanent disability as determined in accordance with rules established by the Committee and in compliance with Section 409A.

(qq) “Total Shareholder Return Unit” or “TSRU” shall mean any right granted to a Participant pursuant to Section 7 to receive the excess of (i) the Fair Market Value of one Share on the date of the settlement pursuant to the terms of the grant, over (ii) the grant price of the right on the Grant Date, as specified by the Committee in its sole and absolute discretion, which, except in connection with an adjustment provided in Section 4(d), shall not be less than the Fair Market Value of one Share on such Grant Date of the right. Such Total Shareholder Return Unit may or may not accumulate Dividend Equivalents, at the Committee’s discretion. Any payment by the Company in respect of such right may be made in cash or Shares as the Committee, in its sole and absolute discretion, shall determine. Except with respect to the right to exercise and the accumulation of Dividend Equivalents, for all purposes of this Plan, TSRUs shall be treated the same as Stock Appreciation Rights.

(rr) “Total Shareholder Return Unit Award” shall mean an award of Total Shareholder Return Units under Section 7.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees, Non-Employee Directors or other Service Providers of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by or relating to each Award granted hereunder; (iv) determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards; (v) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or cancelled or suspended, consistent with the terms of the Plan; (vii) determine whether, to what extent, and under what circumstances shares or cash paid to or gain realized by the Participant based on an Award shall be returned to the Company, consistent with the terms of the Plan; (viii) determine whether, to what extent, and under what circumstances a Participant may be ineligible to retain an Award; (ix) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (x) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (xi) establish such rules, regulations and sub-plans and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan; provided, however, that in no event shall an employee of the Company be delegated the authority to grant Awards to, or amend Awards held by, individuals who are subject to Section 16 of the Exchange Act; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation. At all times, the delegate appointed under this Section 3 shall serve in such capacity as deemed necessary or desirable by the Committee, in its sole and absolute discretion. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grants made hereunder. The Committee shall make, in its sole and absolute discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all Persons.

(b) The Committee shall be authorized to make adjustments in performance criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles or as otherwise provided in Section 12. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to grant future awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its sole and absolute discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. The Committee, in its sole and absolute discretion, may, consistent with the Plan, design any Award to satisfy specific requirements of obtaining a tax, regulatory or accounting benefit or to avoid any adverse tax, regulatory or accounting result; provided, however, that the Company makes no representation that any Award will satisfy any such particular requirement or achieve any particular result, does not covenant to maintain any particular tax, regulatory or accounting status, and the failure of any Award to satisfy any such requirement or achieve a particular result shall not create any liability to any Participant or beneficiary. The Committee and each member thereof, shall be indemnified and held harmless to the fullest extent permitted by law for any and all actions taken pursuant to, and in accordance with, the terms of the Plan.

Section 4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) and Section 4(d), seventy-two million five hundred thousand (72,500,000) Shares, shall be authorized for grant pursuant to Awards under the Plan (the “Share Limit”), plus any shares underlying awards assumed, substituted or replaced by the Company in connection with the transactions contemplated by the BCA, provided that no more than the number of Shares equal to the Share Limit may be granted as Incentive Stock Options. No Participant under this Plan shall be granted Options, TSRUs, Stock Appreciation Rights or other Awards in any consecutive 36-month period covering more than seven million five hundred thousand (7,500,000) Shares. No Participant under this Plan shall be paid a Performance Cash Award in any calendar year in an amount in excess of fifteen million dollars ($15,000,000). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(b) Notwithstanding any other provision of the Plan to the contrary, any Awards granted under the Plan (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash-denominated Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date (subject to any accelerated vesting otherwise permitted by the terms of the Plan); provided, that, the Committee may grant any such Awards without regard to the foregoing minimum vesting requirement (i) with respect to a maximum of five (5) percent of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) hereof (subject to adjustment under Section 4(c)) and (ii) on an ad hoc basis in order to achieve a specified business objective, such as an inducement to a new hire or a retention award to a key employee or group of key employees.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, split-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole and absolute discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities or other property subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate, in its sole and absolute discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code. Moreover, notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 4(c) may not be made in a manner that would result in the grant of a new Option, TSRU or Stock Appreciation Right under Section 409A, unless the Committee specifically determines that such adjustment is desirable and will not cause the modified award to create adverse tax consequences under Section 409A.

(d) Any Shares subject to Awards, or Awards assumed, substituted or replaced by the Company in connection with the transactions contemplated by the BCA, that terminate, expire, or are forfeited, cancelled or settled in cash, either in whole or in part, shall be added to the Shares available for Awards under the Plan to the extent of such termination, forfeiture, cancellation or settlement. Any Shares that again become available for future grants pursuant to the preceding sentence shall be added back as one (1) Share; provided, however, that such Shares shall not be granted as Incentive Stock Options. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such assumed or Substitute Award shall not reduce the number of Shares authorized for grant in Section 4(a) above, and Shares subject to a Substitute Award shall not be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company prior to such acquisition or combination. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares that were subject to a stock-settled Stock Appreciation Right or TSRU and were not issued upon the net settlement or net exercise thereof; (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option; (iii) Shares delivered to or withheld by the Company to pay the withholding taxes relating to an Award; (iv) Shares withheld by the Company in connection with the net settlement of an Award; or (v) Shares repurchased on the open market with the proceeds of an Option exercise.

Section 5. Eligibility. Any Employee, Non-Employee Director or other Service Provider shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or Affiliate, within the meaning of Section 422 of the Code. Notwithstanding any provision in this Plan to the contrary, the Non-Employee Directors, including a designated committee of the Board composed solely of Non-Employee Directors, shall have the authority, in their sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Non-Employee Directors shall set the terms of any such Awards in their sole and absolute discretion, and the Non-Employee Directors shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees; provided, however, that no Non-Employee Directors shall be granted Awards and / or paid a cash retainer in any calendar year under this Plan or any other arrangement with the Company for service in such capacity having an aggregate value of more than seven hundred and fifty thousand dollars ($750,000). Any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

Section 6. Stock Options. Options may be granted hereunder to any Participant; either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a) Option Price. Other than in connection with Substitute Awards, the exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b) Number of Shares. The Option shall state the number of Shares covered thereby.

(c) Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an Option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, or in the event of the optionee’s Total and Permanent Disability, an Option shall be deemed exercised by a person having a legally binding power of attorney for the optionee, in each case upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the exercise price or other methods of satisfying the exercise price as approved by the Committee and in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable. Notwithstanding the above, and unless the Committee determines otherwise, in the event that the Option is not exercised by the last day on which it is exercisable, and the exercise price per Share is below the Fair Market Value of a Share on such date in an amount determined by the Committee or its delegate, the Option shall be deemed exercised on such date, with a spread equal to the Fair Market Value of the Shares on such date minus the exercise price, and the resulting proceeds net of the exercise price, any required tax withholding (subject to Section 15(j)) and any applicable costs shall be paid to the optionee or the optionee’s legal representative. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(d) Term of Option. The Committee shall determine the term of each Option, except that the period for Incentive Stock Options shall not exceed ten (10) years from the Grant Date. A Nonqualified Stock Option may be exercisable for a period of up to ten (10) years so as to conform with or take advantage of governmental requirements, statutes or regulations, but in no event longer than the Option’s term.

(e) Termination of Option. All Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(f) Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Option in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(g) Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h) Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

(i) Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A. Nevertheless, the Company does not represent, covenant or guarantee that any particular Award made under the Plan will qualify for favorable tax treatment (e.g., as an Incentive Stock Option) or will avoid unfavorable tax consequences to the Participant (e.g., Section 409A penalties).

Section 7. Stock Appreciation Rights and Total Shareholder Return Units.

(a) Grant of a Stock Appreciation Right or Total Shareholder Return Unit (TSRU). Stock Appreciation Rights or TSRUs may be granted hereunder to any Participant, either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights or TSRUs need not be the same with respect to each recipient. Any Stock Appreciation Right or TSRU related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right or TSRU related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right or TSRU related to any Option, the Stock Appreciation Right or TSRU or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right or TSRU granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right or TSRU. Any Option related to any Stock Appreciation Right or TSRU shall no longer be exercisable to the extent the related Stock Appreciation Right or TSRU has been exercised or settled, as applicable.

(b) Terms. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right or TSRU, as it shall deem advisable or appropriate; provided that a Stock Appreciation Right or TSRU shall not: (i) have an exercise price less than Fair Market Value of a Share on the Grant Date other than in connection with Substitute Awards; or (ii) a term of greater than ten (10) years. Notwithstanding the above, and unless the Committee determines otherwise, in the event that the Stock Appreciation Right is not exercised or settled by the last day on which it is exercisable, and the exercise price per share of such Stock Appreciation Right is below the Fair Market Value of a Share on such date in an amount to be determined by the Committee or its delegate, the Stock Appreciation Right shall be deemed exercised on such date, with a spread equal to the Fair Market Value of the Shares on such date minus the exercise price, and the resulting proceeds net of any required tax withholding (subject to Section 15(j)) and any applicable costs shall be paid to the Participant or the Participant’s legal representative.

(c) Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Stock Appreciation Right or TSRU in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(d) Section 409A. Stock Appreciation Rights or TSRUs may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Stock Appreciation Right or TSRU will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Stock Appreciation Right or TSRU to Section 409A. In the event Stock Appreciation Rights or TSRUs are granted to be so subject to Section 409A, then the Stock Appreciation Right or TSRU shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, to the extent necessary to avoid the imposition of taxes under Section 409A, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

Section 8. Restricted Stock and Restricted Stock Units.

(a) Grant of Restricted Stock or Restricted Stock Unit. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee at the time of grant for the Restriction Period. Restricted Stock Awards or Restricted Stock Unit Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Award of Restricted Stock or a Restricted Stock Unit shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Plan. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Dividend Equivalents and DEUs can be earned with respect to the Restricted Stock Unit Awards at the discretion of the Committee. Dividends, Dividend Equivalents or DEUs that can be earned on Restricted Stock Awards or Restricted Stock Unit Awards, as applicable, may be accumulated, but shall only become payable if and to the extent the underlying Restricted Stock or Restricted Stock Unit Award is vested, and shall be subject to the same restrictions and risk of forfeiture as the underlying award.

(b) Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Restricted Stock Award or Restricted Stock Unit Award in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole and absolute discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(d) Section 409A. Restricted Stock Unit Awards may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Restricted Stock Unit Awards will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Restricted Stock Unit Awards to Section 409A. In the event Restricted Stock Unit Awards are granted to be subject to Section 409A, then the Restricted Stock Unit Awards shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, to the extent necessary to avoid the imposition of taxes under Section 409A, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

Section 9. Performance Awards and Performance Share Awards.

(a) Grant of Performance Awards. Performance Awards (which can include Performance Share Awards and Performance Cash Awards) may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole and absolute discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards will be paid in a lump sum prior to the 15th day of the third month of the year immediately following the year in which the close of the Performance Period occurs in accordance with the applicable short-term deferral exception provisions of Section 409A, or, in accordance with procedures established by the Committee and the applicable provisions of Section 409A. Dividend Equivalents that can be earned with respect to Performance Awards may be accumulated, but shall only become payable if and to the extent the underlying Performance Awards are achieved, and shall be subject to the same restrictions and risk of forfeiture as the underlying award.

(b) Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Performance Award in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c) Section 409A. In the event Performance Awards are subject to Section 409A, then the Performance Award shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, in accordance with rules established by the Committee at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, to the extent necessary to avoid the imposition of taxes under Section 409A, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

Section 10. Other Stock Unit Awards.

(a) Stock and Administration. Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be issued or delivered pursuant to such Awards, and all other conditions of the Awards. Any Other Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

(b) Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Other Stock Unit Award in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c) Other Provisions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(d) Section 409A. Other Stock Unit Awards may be granted hereunder by the Committee (i) in a manner consistent with Section 409A such that the Other Stock Unit Awards will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Other Stock Unit Award to Section 409A. In the event Other Stock Unit Awards are granted to be subject to Section 409A, then the Other Stock Unit Awards shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified by the Committee at the time of grant or otherwise in a fashion which is compliant with Section 409A, and shall otherwise be granted, administered, settled and paid in compliance with Section 409A. Notwithstanding the foregoing, to the extent necessary to avoid the imposition of taxes under Section 409A, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

Section 11. Change in Control Provisions.

(a) Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated by the Company without Cause (as determined by the Committee or Board in its sole and absolute discretion) during the 24-month period following a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding and which are not then exercisable or vested shall upon such involuntary termination fully vest and become exercisable for their full term. TSRUs will continue to vest according to the original vesting schedule at grant and settle in accordance with the terms of grant. Options, TSRUs and Stock Appreciation Rights shall remain in effect for the respective terms of such Award as set forth in the applicable Award Agreement notwithstanding such involuntary termination;

(ii) any vested Options, TSRUs and Stock Appreciation Rights outstanding shall upon such involuntary termination remain in effect and be exercisable for the respective terms of such Award or settled as applicable, as set forth in the applicable Award Agreement notwithstanding such involuntary termination;

(iii) any Restricted Stock Unit shall upon such involuntary termination fully vest and be settled at the time of such termination;

(iv) all Performance Awards, Performance Share Awards and Performance Cash Awards shall upon such involuntary termination continue to vest according to the original vesting and distribution schedule at grant and will be paid at the end of the performance period based on the applicable performance criteria;

(v) the restrictions applicable to any Restricted Stock shall upon such involuntary termination lapse, and such Restricted Stock shall immediately become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant;

(vi) any Other Stock Unit Awards or any other Awards shall upon such involuntary termination continue to vest and be paid according to the original vesting and distribution schedule at grant; and

(vii) notwithstanding any other provision of this Section 11(a), the proceeds, from exercise, settlement or otherwise, of any Options, Stock Appreciation Rights, TSRUs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Awards or Other Stock Unit Awards that are considered deferred compensation under Section 409A shall be subject to the terms of Section 18 of the Plan.

(b) Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control, or, with respect to Options, TSRUs, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Share Awards, Performance Cash Awards or Other Stock Unit Awards that are considered deferred compensation under Section 409A, in the event of a Change in Control that is also a “Change in Control Event” described in Section 409A(a)(2)(A)(v) or otherwise under Section 409A, the Committee or Board may, in its sole and absolute discretion, provide that such Awards shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment to be made within 60 days of the Change in Control (and the Participant shall have no discretion to choose the date of payment): (A) in an amount equal to the amount by which the Fair Market Value per Share on the date of the payment exceeds the option price per Share under the Option, if any, multiplied by the number of Shares to be issued and delivered under the Option; (B) in an amount equal to the value of the TSRUs (change in stock price plus projected dividend equivalents, multiplied by the number of the TSRUs granted); (C) in an amount equal to the value of the Stock Appreciation Rights (change in stock price multiplied by the number of the Stock Appreciation Rights granted); or (D) in an amount equal to the Fair Market Value per Share on the date of the payment for the Restricted Stock, Restricted Stock Units, Performance

Awards, Performance Share Awards or Other Stock Unit Awards. However, if the option price per Share under any outstanding Option is equal to or greater than the Fair Market Value per Share, or the value (change in stock price plus projected dividend equivalents) of any outstanding TSRU or the value (change in stock price) of any outstanding Stock Appreciation Right is negative, the Board may cancel such Award without the payment of any consideration. For the avoidance of doubt, the Committee or Board may, in its sole and absolute discretion, determine the appropriate treatment of Awards upon a Change in Control.

(c) Notwithstanding the above, if the Change in Control is the result of a transaction pursuant to Section 2(g)(iii) and the surviving entity does not assume, substitute or replace Awards, such Awards shall become fully vested and, (except with respect to TSRUs unless exercisable by their terms), immediately exercisable or transferable to the full extent of the original grant upon the Change in Control and shall be distributed, settled or paid in full within 60 days of the Change in Control as provided in Section 11(b) above with respect to each Award that is intended to be exempt from Section 409A, and, provided that such Change in Control is a “Change in Control Event” described in Section 409A(a)(2)(A)(v) or otherwise under Section 409A each Award that is considered deferred compensation under Section 409A, respectively.

Section 12. Performance Goals.

(a) If an Award is designated by the Committee as subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, may be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (i) shareholder return; (ii) total shareholder return (whether absolute or relative); (iii) cost targets or reductions, savings, productivity or efficiencies; (iv) operating income, income before or after taxes, net income, or adjusted net income; (v) earnings per share, adjusted earnings per share, earnings before or after taxes, earnings before or after interest, depreciation and/or amortization (“EBITDA”), adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (vi) operating profit or margins or operating expenses, (vii) working capital measures; (viii) return on assets (gross or net), return on equity or return on invested capital; (ix) cash flow or balance sheet measures; (x) market share; (xi) revenues; (xii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions and any combination of, or a specified increase in, any of the foregoing; (xiv) economic value added to the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed; or (xv) such other criteria established by the Committee. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of any or a specific percentage increase or decrease in the particular criteria. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. The Committee shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Committee, in its sole and absolute discretion.

Section 13. Amendments and Termination.

(a) The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or in order to satisfy any rules of the stock exchange on which the Shares are traded or other applicable law for which the Board deems it necessary or desirable to qualify, satisfy or comply, or (ii) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. Notwithstanding anything in the Plan to the contrary, the Board may not (except pursuant to Section 4(c) or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option, TSRU or Stock Appreciation Right in exchange for cash and may not add the shares underlying a canceled Option, TSRU or Stock Appreciation Right to the Shares available for Awards under the Plan, when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option, TSRU or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a TSRU or Stock Appreciation Right or the exchange of an Option, TSRU or Stock Appreciation Right for another Award. In addition, notwithstanding the above, any termination of the Plan shall comply with Section 409A to the extent necessary in order to avoid adverse tax consequences to Participants under Section 409A.

(b) The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country or for local tax reasons or reasons of local custom, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(c) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) unless otherwise required or advisable under applicable law (as determined by the Board), materially impair the rights of any Participant without his or her consent, or (ii) cause any Award intended to be exempt from Section 409A to become subject to Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole and absolute discretion, without the consent of the Participant. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

Section 14. Dividends. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, cash or stock dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole and absolute discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that dividends and or Dividend Equivalents that can be earned with respect to an Award, shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon the achievement of performance goals or time and provided further, however, that if the receipt of any such Dividend Equivalents granted with respect to Options, TSRUs, Restricted Stock, Other Stock Unit Awards and Stock Appreciation Rights is contingent upon the exercise of the Options or TSRUs or Stock Appreciation Right, or the vesting of the Restricted Stock, Performance Shares, or Other Stock Unit Awards, then the Options, Restricted Stock, Performance Shares, Other Stock Unit Awards, or Stock Appreciation Rights shall be granted and administered in accordance with all applicable provisions of Section 409A.

Section 15. General Provisions.

(a) An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided that the Committee, in its sole and absolute discretion, may permit additional transferability, on a general or specific basis, other than to a third party for consideration, and may impose conditions and limitations on any permitted transferability.

(b) No Employee, Non-Employee Director or other Service Provider shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award grant. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and absolute discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose including under any other Company plan.

(c) No Employee, Non-Employee Director or other Service Provider shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without Cause.

(f) All Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal, state or local securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Awards are subject to the Company’s policies on recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and absolute discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(j) The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan, and/or to withhold from wages or other cash compensation paid to the Participant, the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. Such other actions may include, without limitation, the requirement that the Participant execute a market sale of Shares or other consideration received pursuant to the Award. The Committee shall be authorized to establish procedures for elections by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (in a manner limited so as to avoid adverse accounting treatment for the Company), or by directing the Company to retain Shares with a value not to exceed the maximum statutory rate of the Participant’s applicable jurisdiction(s) or otherwise deliverable in connection with the Award with a value at the Participant’s minimum statutory required tax withholding rate (up to the maximum statutory tax rate) of the Participant’s applicable jurisdiction(s) (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity).

(k) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of Shares thereunder would constitute a violation of any federal or state law or listing requirements of any stock exchange upon which the Shares are then listed or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. Without limiting the foregoing, the Company shall have no obligation to issue or deliver Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or any jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel awards pertaining to such Shares, with or without consideration to the affected Participants.

(m) The provisions of the Plan shall be construed, regulated and administered according to the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law, except to the extent superseded by any controlling federal statute.

(n) The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole and absolute discretion, without the consent of the Participant. Nothing in this Section 15(n) shall be construed as an admission that any of the compensation and/or benefits payable under this Plan constitutes “deferred compensation” subject to Section 409A.

(o) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(q) If approved by the Committee in its sole and absolute discretion, an Employee’s absence or leave because of military or governmental service, Total and Permanent Disability or other reason shall not be considered an interruption of employment for any purpose under the Plan; provided, however, that to the extent an Award under this Plan is subject to Section 409A, such absence or leave shall be considered a Separation from Service to the extent provided by Section 409A.

Section 16. Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 13; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the Effective Date.

Section 17. Compliance with Section 16. With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.

Section 18. Compliance with Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a Separation from Service. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitutes deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A. For any payment under the Plan that constitutes deferred compensation under Section 409A, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such payment only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.